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                                                                   EXHIBIT 10.61

                               SUPPLEMENT NO. 1 TO
                         SUBSIDIARY GUARANTEE AGREEMENT

        SUPPLEMENT NO. 1 dated as of April 4, 2002 to the Subsidiary Guarantee Agreement dated as of June 30, 1999, among each of the subsidiaries listed on
Schedule I thereto (each such subsidiary, individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") of DJ ORTHOPEDICS, LLC, a Delaware limited liability company (the "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        A. Reference is made to the Credit Agreement dated as of June 30, 1999 (as amended by Amendment No. 1 dated as of May 25, 2000 and Agreement dated as of July 13, 2000 and as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, DJ Orthopedics, Inc., a Delaware corporation (successor to Donjoy, LLC), the lenders from time to time party thereto (the "Lenders"), Wachovia, as Administrative Agent for the Lenders (in such capacity the "Administrative Agent") and as Collateral Agent, and JPMorgan Chase Bank. f/k/a The Chase Manhattan Bank, as Syndication Agent and as Issuing Bank (in such capacity, the "Issuing Bank").

        B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subsidiary Guarantee Agreement and the Credit Agreement.

        C. The Subsidiary Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, the Borrower is required to cause each Subsidiary that was not in existence or not a Subsidiary on the date of the Credit Agreement to enter into the Subsidiary Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary that is a Subsidiary Loan Party. Section 20 of the Subsidiary Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors under the Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Subsidiary Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

        Accordingly, the Collateral Agent and the New Subsidiary Guarantor agree as follows:

        SECTION 1. In accordance with Section 20 of the Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and


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provisions of the Subsidiary Guarantee Agreement applicable to it as a
Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

        SECTION 2. The New Subsidiary Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

        SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

        SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it care of the Borrower.

        SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.


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        IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Collateral
Agent have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.

                                     DJ ORTHOPEDICS DEVELOPMENT CORPORATION, a
                                     Delaware corporation

                                     By: /s/ LESLIE H. CROSS
                                         -------------------
                                         Name:  Leslie H. Cross
                                         Title: President and CEO
                                         Address: c/o dj Orthopedics, LLC
                                                  2985 Scott Street
                                                  Vista, CA 92083

                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                     Collateral Agent

                                     By:  /s/ HARRY E. ELLIS
                                          --------------------------------------
                                          Name:  Harry E. Ellis
                                          Title: Managing Director, Corporate &
                                                 Investment Banking